Exhibit B-97

                            CERTIFICATE OF FORMATION

                                       OF

                         SOUTHERN ENERGY NY-GEN, L.L.C.

                           A LIMITED LIABILITY COMPANY

                                       I.

         The name of the limited liability company is Southern Energy NY-Gen, L.L.C. (the "LLC").

                                       II.

         The initial registered agent of the LLC shall be Corporation Service Company which is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

                                      III.

         The LLC shall be managed by its members.

                                       IV.

         A member, a manager, an agent, or an employee of the LLC is not personally liable for the debts, obligations, or liabilities of the LLC, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the LLC.

Dated:

                                   Signed by:

                                   Marc M. O'Brien, Authorized Person